July 2024

Pricing Supplement No. 2,879

Registration Statement Nos. 333-275587; 333-275587-01

Dated July 9, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Jump Securities with Auto-Callable Feature due July 12, 2029, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the S&P 500® Index and the iShares® Semiconductor ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Beginning after one year, the securities will be automatically redeemed if the closing level of each of the Nasdaq-100® Technology Sector IndexSM, the S&P 500® Index and the iShares® Semiconductor ETF, which we refer to as the underlyings, on any of the monthly determination dates is greater than or equal to 100% of its respective initial level, which we refer to as the respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to its respective call threshold level, investors will receive a payment at maturity of $1,707.50 per $1,000 security. If the securities have not previously been redeemed and the final level of any underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to 70% of its respective initial level which we refer to as the respective downside threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not redeemed prior to maturity and the final level of any underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. These long-dated securities are for investors who are willing to forego current income and participation in the appreciation of any underlying in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each underlying closes at or above the respective call threshold level on an monthly determination date or the final determination date, respectively, with no possibility of an early redemption until after the 1-year non-call period. Because all payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective downside threshold level of any underlying will result in a significant loss of your investment, even if the other underlyings have appreciated or have not declined as much. Investors will not participate in any appreciation of any underlying. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The Nasdaq-100® Technology Sector IndexSM measures the performance of companies in the Nasdaq-100 Index® that are classified as technology according to the Industry Classification Benchmark. For more information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement. For more information about the Nasdaq-100® Technology Sector IndexSM, see “Annex A — Nasdaq-100® Technology Sector IndexSM” beginning on page 29.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	Nasdaq-100® Technology Sector IndexSM (the “NDXT Index”), S&P 500® Index (the “SPX Index”) and iShares® Semiconductor ETF (the “SOXX Shares”)
Aggregate principal amount:	$406,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	July 9, 2024
Original issue date:	July 12, 2024 (3 business days after the pricing date)
Maturity date:	July 12, 2029
Early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following the initial 1-year non-call period, if, on any monthly determination date, beginning on July 10, 2025, the closing level of each underlying is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed early on any early redemption date if the closing level of any underlying is below its respective call threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 14.15% per annum) for each monthly determination date, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Beginning after one year, monthly. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below. The determination dates are subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.  If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Downside threshold level:

With respect to the NDXT Index, 7,773.024, which is 70% of its initial level

With respect to the SPX Index, 3,903.886, which is 70% of its initial level

With respect to the SOXX Shares, $181.629, which is 70% of its initial level

Call threshold level:

With respect to the NDXT Index, 11,104.32, which is 100% of its initial level

With respect to the SPX Index, 5,576.98, which is 100% of its initial level

With respect to the SOXX Shares, $259.47, which is 100% of its initial level

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than or equal to its respective call threshold level:

$1,707.50

●If the final level of any underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,000

●If the final level of any underlying is less than its respective downside threshold level:

$1,000 × performance factor of the worst performing underlying

Under these circumstances, you will lose more than 30%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$961.10 per security. See “Investment Summary” beginning on page 4.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$7.50	$992.50
Total	$406,000	$3,045	$402,955

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $992.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each security from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of proceeds and hedging” on page 27.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due July 12, 2029, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the S&P 500® Index and the iShares® Semiconductor ETF

Principal at Risk Securities

Terms continued from previous page:
Initial level:

With respect to the NDXT Index, 11,104.32, which is its closing level on the pricing date

With respect to the SPX Index, 5,576.98, which is its closing level on the pricing date

With respect to the SOXX Shares, $259.47, which is its closing level on the pricing date

Closing level:

With respect to the NDXT Index, the index closing value for such underlying on any index business day

With respect to the SPX Index, the index closing value for such underlying on any index business day

With respect to the SOXX Shares, the closing price for such underlying on any trading day times the adjustment factor on such day

Final level:

With respect to the NDXT Index, the closing level on the final determination date

With respect to the SPX Index, the closing level on the final determination date

With respect to the SOXX Shares, the closing level on the final determination date

Adjustment factor:	With respect to the SOXX Shares, 1.0, subject to adjustment in the event of certain events affecting the SOXX Shares
Worst performing underlying:	The underlying with the larger percentage decrease from the respective initial level to the respective final level
Performance factor:	With respect to each underlying, the final level divided by the initial level
CUSIP / ISIN:	61776MXZ3 / US61776MXZ30
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)
1st determination date:	7/10/2025	1st early redemption date:	7/15/2025	$1,141.50
2nd determination date:	8/11/2025	2nd early redemption date:	8/14/2025	$1,153.292
3rd determination date:	9/9/2025	3rd early redemption date:	9/12/2025	$1,165.083
4th determination date:	10/9/2025	4th early redemption date:	10/15/2025	$1,176.875
5th determination date:	11/10/2025	5th early redemption date:	11/14/2025	$1,188.667
6th determination date:	12/9/2025	6th early redemption date:	12/12/2025	$1,200.458
7th determination date:	1/9/2026	7th early redemption date:	1/14/2026	$1,212.25
8th determination date:	2/9/2026	8th early redemption date:	2/12/2026	$1,224.042
9th determination date:	3/9/2026	9th early redemption date:	3/12/2026	$1,235.833
10th determination date:	4/9/2026	10th early redemption date:	4/14/2026	$1,247.625
11th determination date:	5/11/2026	11th early redemption date:	5/14/2026	$1,259.417
12th determination date:	6/9/2026	12th early redemption date:	6/12/2026	$1,271.208
13th determination date:	7/9/2026	13th early redemption date:	7/14/2026	$1,283.00
14th determination date:	8/10/2026	14th early redemption date:	8/13/2026	$1,294.792
15th determination date:	9/9/2026	15th early redemption date:	9/14/2026	$1,306.583
16th determination date:	10/9/2026	16th early redemption date:	10/15/2026	$1,318.375
17th determination date:	11/9/2026	17th early redemption date:	11/13/2026	$1,330.167
18th determination date:	12/9/2026	18th early redemption date:	12/14/2026	$1,341.958
19th determination date:	1/11/2027	19th early redemption date:	1/14/2027	$1,353.75
20th determination date:	2/9/2027	20th early redemption date:	2/12/2027	$1,365.542
21st determination date:	3/9/2027	21st early redemption date:	3/12/2027	$1,377.333
22nd determination date:	4/9/2027	22nd early redemption date:	4/14/2027	$1,389.125
23rd determination date:	5/10/2027	23rd early redemption date:	5/13/2027	$1,400.917
24th determination date:	6/9/2027	24th early redemption date:	6/14/2027	$1,412.708
25th determination date:	7/9/2027	25th early redemption date:	7/14/2027	$1,424.50
26th determination date:	8/9/2027	26th early redemption date:	8/12/2027	$1,436.292
27th determination date:	9/9/2027	27th early redemption date:	9/14/2027	$1,448.083
28th determination date:	10/11/2027	28th early redemption date:	10/14/2027	$1,459.875
29th determination date:	11/9/2027	29th early redemption date:	11/15/2027	$1,471.667
30th determination date:	12/9/2027	30th early redemption date:	12/14/2027	$1,483.458

July 2024 Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due July 12, 2029, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the S&P 500® Index and the iShares® Semiconductor ETF

Principal at Risk Securities

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)
31st determination date:	1/10/2028	31st early redemption date:	1/13/2028	$1,495.25
32nd determination date:	2/9/2028	32nd early redemption date:	2/14/2028	$1,507.042
33rd determination date:	3/9/2028	33rd early redemption date:	3/14/2028	$1,518.833
34th determination date:	4/10/2028	34th early redemption date:	4/13/2028	$1,530.625
35th determination date:	5/9/2028	35th early redemption date:	5/12/2028	$1,542.417
36th determination date:	6/9/2028	36th early redemption date:	6/14/2028	$1,554.208
37th determination date:	7/10/2028	37th early redemption date:	7/13/2028	$1,566.00
38th determination date:	8/9/2028	38th early redemption date:	8/14/2028	$1,577.792
39th determination date:	9/11/2028	39th early redemption date:	9/14/2028	$1,589.583
40th determination date:	10/9/2028	40th early redemption date:	10/12/2028	$1,601.375
41st determination date:	11/9/2028	41st early redemption date:	11/14/2028	$1,613.167
42nd determination date:	12/11/2028	42nd early redemption date:	12/14/2028	$1,624.958
43rd determination date:	1/9/2029	43rd early redemption date:	1/12/2029	$1,636.75
44th determination date:	2/9/2029	44th early redemption date:	2/14/2029	$1,648.542
45th determination date:	3/9/2029	45th early redemption date:	3/14/2029	$1,660.333
46th determination date:	4/9/2029	46th early redemption date:	4/12/2029	$1,672.125
47th determination date:	5/9/2029	47th early redemption date:	5/14/2029	$1,683.917
48th determination date:	6/11/2029	48th early redemption date:	6/14/2029	$1,695.708
Final determination date:	7/9/2029	See “Maturity date” above.		See “Payment at maturity” above.

July 2024 Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due July 12, 2029, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the S&P 500® Index and the iShares® Semiconductor ETF

Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due July 12, 2029, with 1-Year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the S&P 500® Index and the iShares® Semiconductor ETF (the “securities”) do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the closing level of each of the Nasdaq-100® Technology Sector IndexSM, the S&P 500® Index and the iShares® Semiconductor ETF on any monthly determination date (beginning after one year) is greater than or equal to its respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to its respective call threshold level, investors will receive a payment at maturity of $1,707.50 per $1,000 security. If the securities have not previously been redeemed and the final level of any underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not redeemed prior to maturity and the final level of any underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation in any underlying.

Maturity:	5 years
Automatic early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this initial 1-year non-call period, if, on any monthly determination date, the closing level of each underlying is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

Early redemption payment:	The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 14.15% per annum) for each monthly determination date, as follows

●1st determination date:

$1,141.50

●2nd determination date:

$1,153.292

●3rd determination date:

$1,165.083

●4th determination date:

$1,176.875

●5th determination date:

$1,188.667

●6th determination date:

$1,200.458

●7th determination date:

$1,212.25

●8th determination date:

$1,224.042

●9th determination date:

$1,235.833

●10th determination date:

$1,247.625

●11th determination date:

$1,259.417

●12th determination date:

$1,271.208

●13th determination date:

$1,283.00

●14th determination date:

$1,294.792

●15th determination date:

$1,306.583

●16th determination date:

$1,318.375

●17th determination date:

$1,330.167

●18th determination date:

$1,341.958

●19th determination date:

$1,353.75

●20th determination date:

$1,365.542

●21st determination date:

$1,377.333

July 2024 Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due July 12, 2029, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the S&P 500® Index and the iShares® Semiconductor ETF

Principal at Risk Securities

●22nd determination date:

$1,389.125

●23rd determination date:

$1,400.917

●24th determination date:

$1,412.708

●25th determination date:

$1,424.50

●26th determination date:

$1,436.292

●27th determination date:

$1,448.083

●28th determination date:

$1,459.875

●29th determination date:

$1,471.667

●30th determination date:

$1,483.458

●31st determination date:

$1,495.25

●32nd determination date:

$1,507.042

●33rd determination date:

$1,518.833

●34th determination date:

$1,530.625

●35th determination date:

$1,542.417

●36th determination date:

$1,554.208

●37th determination date:

$1,566.00

●38th determination date:

$1,577.792

●39th determination date:

$1,589.583

●40th determination date:

$1,601.375

●41st determination date:

$1,613.167

●42nd determination date:

$1,624.958

●43rd determination date:

$1,636.75

●44th determination date:

$1,648.542

●45th determination date:

$1,660.333

●46th determination date:

$1,672.125

●47th determination date:

$1,683.917

●48th determination date:

$1,695.708

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than or equal to its respective call threshold level:

$1,707.50

●If the final level of any underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,000

●If the final level of any underlying is less than its respective downside threshold level:

$1,000 × performance factor of the worst performing underlying

Under these circumstances, investors will lose a significant portion or all of their investment. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

July 2024 Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due July 12, 2029, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the S&P 500® Index and the iShares® Semiconductor ETF

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $961.10.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the call threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

July 2024 Page 6

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due July 12, 2029, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the S&P 500® Index and the iShares® Semiconductor ETF

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the closing level of each of the Nasdaq-100® Technology Sector IndexSM, the S&P 500® Index and the iShares® Semiconductor ETF on any monthly determination date is greater than or equal to its respective call threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than 70% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Beginning after one year, when each underlying closes at or above its respective call threshold level on any monthly determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. Investors do not participate in any appreciation in any underlying.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that at least one underlying closes below its respective call threshold level on each of the monthly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, each underlying closes at or above its respective call threshold level. At maturity, investors will receive a cash payment equal to $1,707.50 per stated principal amount. Investors do not participate in any appreciation in any underlying.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity

This scenario assumes that at least one underlying closes below its respective call threshold level on each of the monthly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying closes below its respective call threshold level, but the final level of each underlying is greater than or equal to its respective downside threshold level. At maturity, investors will receive a cash payment equal to the stated principal amount of $1,000 per security.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that at least one underlying closes below its respective call threshold level on each of the monthly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying closes below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

July 2024 Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due July 12, 2029, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the S&P 500® Index and the iShares® Semiconductor ETF

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing level of each underlying on each of the monthly determination dates (beginning after one year), and the payment at maturity, if any, will be determined by reference to the closing level of each underlying on the final determination date. The actual initial levels, call threshold levels and downside threshold levels are set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 14.15% per annum) for each monthly determination date (beginning after one year), as follows:

●1st determination date:

$1,141.50

●2nd determination date:

$1,153.292

●3rd determination date:

$1,165.083

●4th determination date:

$1,176.875

●5th determination date:

$1,188.667

●6th determination date:

$1,200.458

●7th determination date:

$1,212.25

●8th determination date:

$1,224.042

●9th determination date:

$1,235.833

●10th determination date:

$1,247.625

●11th determination date:

$1,259.417

●12th determination date:

$1,271.208

●13th determination date:

$1,283.00

●14th determination date:

$1,294.792

●15th determination date:

$1,306.583

●16th determination date:

$1,318.375

●17th determination date:

$1,330.167

●18th determination date:

$1,341.958

●19th determination date:

$1,353.75

●20th determination date:

$1,365.542

●21st determination date:

$1,377.333

●22nd determination date:

$1,389.125

●23rd determination date:

$1,400.917

●24th determination date:

$1,412.708

●25th determination date:

$1,424.50

●26th determination date:

$1,436.292

●27th determination date:

$1,448.083

●28th determination date:

$1,459.875

●29th determination date:

$1,471.667

●30th determination date:

$1,483.458

●31st determination date:

$1,495.25

●32nd determination date:

$1,507.042

●33rd determination date:

$1,518.833

●34th determination date:

$1,530.625

●35th determination date:

$1,542.417

July 2024 Page 8

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Principal at Risk Securities

●36th determination date:

$1,554.208

●37th determination date:

$1,566.00

●38th determination date:

$1,577.792

●39th determination date:

$1,589.583

●40th determination date:

$1,601.375

●41st determination date:

$1,613.167

●42nd determination date:

$1,624.958

●43rd determination date:

$1,636.75

●44th determination date:

$1,648.542

●45th determination date:

$1,660.333

●46th determination date:

$1,672.125

●47th determination date:

$1,683.917

●48th determination date:

$1,695.708

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than or equal to its respective call threshold level:

$1,707.50

●If the final level of any underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,000

●If the final level of any underlying is less than its respective downside threshold level:

$1,000 × performance factor of the worst performing underlying.

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the NDXT Index: 10,000 With respect to the SPX Index: 5,000 With respect to the SOXX Shares: $200.00
Hypothetical Downside Threshold Level:

With respect to the NDXT Index: 7,000, which is 70% of its hypothetical initial level

With respect to the SPX Index: 3,500, which is 70% of its hypothetical initial level

With respect to the SOXX Shares: $140.00, which is 70% of its hypothetical initial level

Hypothetical Call Threshold Level:

With respect to the NDXT Index: 10,000, which is 100% of its hypothetical initial level

With respect to the SPX Index: 5,000, which is 100% of its hypothetical initial level

With respect to the SOXX Shares: $200.00, which is 100% of its hypothetical initial level

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Principal at Risk Securities

Automatic Call:

Example 1 — The securities are redeemed following the second determination date.

Date	NDXT Index Closing Level	SPX Index Closing Level	SOXX Shares Closing Level	Payment (per Security)
1st Determination Date	10,500 (at or above the call threshold level)	5,500 (at or above the call threshold level)	$185.00 (below the call threshold level)	--
2nd Determination Date	12,000 (at or above the call threshold level)	5,250 (at or above the call threshold level)	$305.00 (at or above the call threshold level)	$1,153.292

In this example, on the first determination date following the initial one-year non-call period, the closing levels of two of the underlyings are at or above their respective call threshold levels, but the closing level of the other underlying is below its respective call threshold level. Therefore, the securities are not redeemed. On the second determination date, the closing level of each underlying is at or above the respective call threshold level. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,153.292 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in any of the underlyings.

How to calculate the payment at maturity:

In the following examples, one or both of the underlyings close below the respective call threshold level(s) on each of the monthly determination dates (beginning after one year), and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	NDXT Index Final Level	SPX Index Final Level	SOXX Shares Final Level	Payment at Maturity (per Security)
Example 1:	14,000 (at or above its call threshold level)	5,500 (at or above its call threshold level)	$305.00 (at or above its call threshold level)	$1,707.50
Example 2:	8,000 (below its call threshold level but at or above its downside threshold level)	5,500 (at or above its call threshold level and downside threshold level)	$240.00 (at or above its call threshold level and downside threshold level)	$1,000
Example 3:	12,500 (at or above its call threshold level and downside threshold level)	5,500 (at or above its call threshold level and downside threshold level)	$100.00 (below its downside threshold level)	$1,000 x ($100.00 / $200.00) = $500
Example 4:	2,000 (below its downside threshold level)	2,500 (below its downside threshold level)	$150.00 (below its call threshold level but at or above its downside threshold level)	$1,000 x (2,000 / 10,000) = $200
Example 5:	2,000 (below its downside threshold level)	1,500 (below its downside threshold level)	$80.00 (below its downside threshold level)	$1,000 x (2,000 / 10,000) = $200

In example 1, the final level of each underlying is at or above its respective call threshold level. Therefore, investors receive $1,707.50 per security at maturity. Investors do not participate in any appreciation in any underlying.

In example 2, the final levels of two of the underlyings are at or above their respective call threshold levels and at or above their respective downside threshold levels, but the final level of the other underlying is below its call threshold level and at or above its downside threshold level. The NDXT Index has declined 20% from its initial level to its final level, the SPX Index has increased 10% from its initial level to its final level, the SOXX Shares have increased 20% from its initial level to its final level. Therefore, investors receive a payment at maturity equal to the stated principal amount of $1,000 per security. Investors do not participate in any appreciation in any underlying.

In example 3, the final levels of two of the underlyings are at or above their respective call threshold levels and at or above their respective downside threshold levels, but the final level of the other underlying is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity. The NDXT Index has increased 25% from its initial level to its final level, the SPX Index has increased 10% from its initial level to its final level and

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the SOXX Shares have declined 50% from its initial level to its final level. Therefore, investors receive at maturity an amount equal to the stated principal amount times the performance factor of the SOXX Shares, which represent the worst performing underlying in this example.

In example 4, the final level of one of the underlyings is below its call threshold level but at or above its downside threshold level, while the final levels of the other underlyings are below their respective downside threshold levels. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity. The NDXT Index has declined 80% from its initial level to its final level, the SPX Index has declined 50% from its initial level to its final level and the SOXX Shares have declined 25% from its initial level to its final level. Therefore, investors receive at maturity an amount equal to the stated principal amount times the performance factor of the NDXT Index, which is the worst performing underlying in this example.

In example 5, the final level of each underlying is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the performance factor of the worst performing underlying. The NDXT Index has declined 80% from its initial level to its final level, the SPX Index has declined 70% from its initial level to its final level and the SOXX Shares have declined 60% from its initial level to its final level. Therefore, the payment at maturity equals the stated principal amount times the performance factor of the NDXT Index, which is the worst performing underlying in this example.

If the securities are not redeemed prior to maturity and the final level of any underlying is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than 70% of the stated principal amount per security and could be zero.

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Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final level of any underlying is less than its respective downside threshold level of 70% of its initial level, you will be exposed to the decline in the value of the worst performing underlying, as compared to its initial level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

￭The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date if each underlying closes at or above its respective call threshold level on any monthly determination date, or to the fixed upside payment at maturity if the securities have not been redeemed and the final level of each underlying is at or above its call threshold level. In all cases, you will not participate in any appreciation of any underlying, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective initial level, call threshold level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlyings and the stocks constituting the NDXT Index, the SPX Index and the NYSE Semiconductor Index (the “share underlying index”), ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or equity markets generally and which may affect the levels of the underlyings,

odividend rates on the stocks constituting the NDXT Index, the SPX Index and the share underlying index,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the SOXX Shares that may or may not require an adjustment to the adjustment factor,

oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying at the time of sale is near or below its downside threshold level or if market interest rates rise.

You cannot predict the future performance of any underlying based on its historical performance. The value(s) of one or more of the underlyings may decrease so that you will receive no return on your investment and receive a payment at

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Principal at Risk Securities

maturity that is less than 70% of the stated principal amount. See “Nasdaq-100® Technology Sector IndexSM Overview,” “S&P 500® Index Overview” and “iShares® Semiconductor ETF Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlyings or the stocks composing the NDXT Index, the SPX Index or the share underlying index. Investing in the securities is not equivalent to investing in the underlyings or the stocks that constitute the NDXT Index, the SPX Index or the share underlying index. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the NDXT Index, the SPX Index or the share underlying index.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to

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Principal at Risk Securities

purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying index), including taking positions in the SOXX Shares and the stocks constituting the NDXT Index, the SPX Index or the share underlying index, futures and/or options contracts on the underlyings or the component stock of the share underlying index listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of any of the underlyings and, therefore, could increase (i) the value at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings) and (ii) the downside threshold level for such underlying, which is the value at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any of the underlyings on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the call threshold levels, the downside threshold levels, the final levels, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of a closing level in the event of a market

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Principal at Risk Securities

disruption event or discontinuance of an underlying. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities— Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation,” “—Calculation Agent and Calculations” and” “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by any of the other underlyings. To receive an early redemption payment, each underlying must close at or above its respective call threshold level on the applicable determination date. In addition, if the securities have not been redeemed and at least one underlying has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if one or both of the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such payment at maturity will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector. The stocks included in the NDXT Index are stocks of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics. Because the value of the securities is linked to the performance of the NDXT Index, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector.

The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition,

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Principal at Risk Securities

both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an effect on the price of the NDXT Index and, therefore, on the value of the securities.

￭There are risks associated with investments concentrated in the semiconductor sector. All or substantially all of the equity securities held by the SOXX Shares are issued by companies whose primary line of business is directly associated with the design, distribution, manufacture and sale of semiconductors. The values of companies that are involved in the semiconductor industry are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation, changes in the prices and availability of raw materials and competition in the semiconductor industry, both domestically and internationally, including competition from foreign competitors with potentially lower productions costs. Such companies may also be heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, such companies may face competition for the services of, and difficulties in employing and retaining, qualified personnel. Any of these factors could cause the value of some or all of the securities included in the SOXX Shares, and thus, the price of the SOXX Shares, to decline during the term of the securities.

￭Adjustments to the NDXT Index or the SPX Index could adversely affect the value of the securities. The publisher of the NDXT Index or the SPX Index may add, delete or substitute the stocks constituting the relevant index or make other methodological changes that could change the value of the relevant index. The publisher of the NDXT Index or the SPX Index may discontinue or suspend calculation or publication of the relevant index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index, the payment at maturity on the securities will be an amount based on the closing prices at maturity of the securities composing the NDXT Index or the SPX Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the NDXT Index or the SPX Index last in effect prior to discontinuance of the NDXT Index or the SPX Index.

￭Adjustments to the SOXX Shares or the index tracked by the SOXX Shares could adversely affect the value of the securities. The investment adviser to the iShares® Semiconductor ETF, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE Semiconductor Index. Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing iShares® Semiconductor ETF. Any of these actions could adversely affect the price of the SOXX Shares and, consequently, the value of the securities. The publisher is responsible for calculating and maintaining the share underlying index. The publisher may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes that could change the level of the share underlying index. The publisher may discontinue or suspend calculation or publication of the share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued NYSE Semiconductor Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the SOXX Shares and, consequently, the value of the securities.

￭The performance and market price of the SOXX Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the SOXX Shares. The SOXX Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index.  In addition, the performance of the SOXX Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index.  All of these factors may lead to a lack of correlation between the performance of SOXX Shares and the share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the SOXX Shares may impact the variance between the performances of SOXX Shares and the share underlying index.  Finally, because the shares of the SOXX

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Shares are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of the SOXX Shares may differ from the net asset value per share of the SOXX Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the SOXX Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the SOXX Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the SOXX Shares, and their ability to create and redeem shares of the SOXX Shares may be disrupted. Under these circumstances, the market price of shares of the SOXX Shares may vary substantially from the net asset value per share of the SOXX Shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the SOXX Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the SOXX Shares.  Any of these events could materially and adversely affect the price of the shares of the SOXX Shares and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on the final determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the SOXX Shares on the final determination date, even if the SOXX Shares’ shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the SOXX Shares.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the SOXX Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the SOXX Shares. However, the calculation agent will not make an adjustment for every event that can affect the SOXX Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

July 2024 Page 17

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Nasdaq-100® Technology Sector IndexSM Overview

The Nasdaq-100® Technology Sector IndexSM, which is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”), is an equal-weighted index intended to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark. For additional information about the Nasdaq-100® Technology Sector IndexSM, see “Annex A — Nasdaq-100® Technology Sector IndexSM” below.

Information as of market close on July 9, 2024:

Bloomberg Ticker Symbol:	NDXT	52 Week High (on 7/8/2024):	11,178.97
Current Index Value:	11,104.32	52 Week Low (on 10/26/2023):	7,528.82
52 Weeks Ago:	8,054.85

The following graph sets forth the daily index closing values of the NDXT Index for the period from January 1, 2019 through July 9, 2024. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the NDXT Index for each quarter in the same period. The index closing value of the NDXT Index on July 9, 2024 was 11,104.32. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the NDXT Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the NDXT Index at any time, including on the determination dates.

NDXT Index Daily Index Closing Values January 1, 2019 to July 9, 2024

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Nasdaq-100® Technology Sector IndexSM	High	Low	Period End
2019
First Quarter	4,606.49	3,547.57	4,493.19
Second Quarter	4,880.48	4,170.02	4,660.72
Third Quarter	5,026.65	4,469.97	4,771.68
Fourth Quarter	5,492.35	4,642.53	5,457.73
2020
First Quarter	5,954.62	4,030.77	4,606.71
Second Quarter	5,960.27	4,378.75	5,960.27
Third Quarter	6,915.12	5,948.33	6,401.73
Fourth Quarter	7,563.77	6,307.99	7,541.05
2021
First Quarter	8,480.86	7,197.59	7,866.84
Second Quarter	8,721.40	7,468.71	8,681.21
Third Quarter	9,228.96	8,348.04	8,606.64
Fourth Quarter	9,855.42	8,413.37	9,575.39
2022
First Quarter	9,565.42	7,193.06	8,320.06
Second Quarter	8,495.52	6,054.97	6,248.30
Third Quarter	7,489.94	5,723.83	5,723.83
Fourth Quarter	6,344.14	5,350.93	5,751.76
2023
First Quarter	7,129.20	5,647.49	7,129.20
Second Quarter	8,164.64	6,494.21	8,048.90
Third Quarter	8,597.36	7,705.63	7,939.24
Fourth Quarter	9,661.82	7,528.82	9,587.92
2024
First Quarter	10,686.65	9,098.91	10,420.33
Second Quarter	10,883.35	9,500.55	10,790.65
Third Quarter (through July 9, 2024)	11,178.97	10,832.37	11,104.32

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “Annex A — Nasdaq-100® Technology Sector IndexSM” below.

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Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

Information as of market close on July 9, 2024:

Bloomberg Ticker Symbol:	SPX	52 Week High (on 7/9/2024):	5,576.98
Current Index Value:	5,576.98	52 Week Low (on 10/27/2023):	4,117.37
52 Weeks Ago:	4,409.53

The following graph sets forth the daily index closing values of the SPX Index for the period from January 1, 2019 through July 9, 2024. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the SPX Index for each quarter in the same period. The index closing value of the SPX Index on July 9, 2024 was 5,576.98. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the SPX Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the SPX Index at any time, including on the determination dates.

SPX Index Daily Index Closing Values January 1, 2019 to July 9, 2024

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Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter	5,254.35	4,688.68	5,254.35
Second Quarter	5,487.03	4,967.23	5,460.48
Third Quarter (through July 9, 2024)	5,576.98	5,475.09	5,576.98

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

July 2024 Page 21

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iShares® Semiconductor ETF Overview

The iShares® Semiconductor ETF is an exchange-traded fund of iShares Trust (“iShares”), a registered investment company, that seeks to track the investment results, before fees and expenses, of the NYSE Semiconductor Index. Prior to June 21, 2021, the ETF tracked the PHLX Semiconductor Sector Index. Effective June 21, 2021, the ICE Semiconductor Index replaced the PHLX Semiconductor Sector Index as the underlying index and the name of the ETF changed from the iShares® PHLX Semiconductor ETF to the iShares® Semiconductor ETF. Effective November 3, 2023, the ICE Semiconductor Index was renamed the NYSE Semiconductor Index. iShares is a registered investment company that consists of numerous separate investment portfolios, including the iShares® Semiconductor ETF. It is possible that this fund may not fully replicate the performance of the NYSE Semiconductor Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® Semiconductor ETF is accurate or complete.

Information as of market close on July 9, 2024:

Bloomberg Ticker Symbol:	SOXX UQ	52 Week High (on 7/8/2024):	$259.59
Current Share Price:	$259.47	52 Week Low (on 10/30/2023):	$146.13
52 Weeks Ago:	$168.22

The following graph sets forth the daily closing values of the SOXX Shares for the period from January 1, 2019 through July 9, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the SOXX Shares for each quarter in the same period. The closing price of the SOXX Shares on July 9, 2024 was $259.47. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the SOXX Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the SOXX Shares at any time, including on the determination dates.

SOXX Shares Daily Closing Prices January 1, 2019 to July 9, 2024

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Principal at Risk Securities

iShares® Semiconductor ETF (CUSIP 464287523)	High ($)	Low ($)	Period End ($)
2019
First Quarter	65.28	49.57	63.18
Second Quarter	71.90	58.84	66.14
Third Quarter	73.48	64.56	70.47
Fourth Quarter	84.27	68.56	83.70
2020
First Quarter	89.57	58.89	68.40
Second Quarter	90.94	64.66	90.29
Third Quarter	107.47	89.13	101.54
Fourth Quarter	127.52	100.60	126.39
2021
First Quarter	146.45	125.07	141.33
Second Quarter	151.41	129.19	151.41
Third Quarter	158.87	142.11	148.62
Fourth Quarter	185.21	144.89	180.77
2022
First Quarter	184.37	140.11	157.76
Second Quarter	157.22	116.54	116.54
Third Quarter	141.11	106.24	106.24
Fourth Quarter	129.34	99.56	115.99
2023
First Quarter	148.22	114.86	148.22
Second Quarter	172.17	133.67	169.09
Third Quarter	178.55	153.10	157.88
Fourth Quarter	193.82	146.13	192.03
2024
First Quarter	237.75	179.62	225.92
Second Quarter	259.28	198.39	246.63
Third Quarter (through July 9, 2024)	259.59	246.62	259.47

This document relates only to the securities referenced hereby and does not relate to the SOXX Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SOXX Shares (and therefore the price of the SOXX Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the SOXX Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the SOXX Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the SOXX Shares.

“iShares®” is a registered mark of BlackRock Fund Advisors or its affiliates (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the

July 2024 Page 23

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Principal at Risk Securities

public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

NYSE Semiconductor Index. The NYSE Semiconductor Index is a rules-based, modified float-adjusted market capitalization-weighted index that measures the performance of the equity securities of the 30 largest U.S.-listed companies that are classified within the semiconductor industry. The NYSE Semiconductor Index is calculated, maintained and published by ICE Data Indices, LLC. Semiconductor companies are defined as those classified under the Semiconductor Industry in the ICE Data Equity Classification Schema. This includes companies that either manufacture materials that have electrical conductivity (semiconductors) to be used in electronic applications or utilize LED and OLED technology. This also includes companies that provide services or equipment associated with semiconductors such as packaging and testing.

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying Index publishers:	With respect to the NDXT Index, Nasdaq OMX Group, Inc., or any successor thereof. With respect to the SPX Index, S&P® Dow Jones Indices LLC, or any successor thereof.
Share underlying index:	With respect to the SOXX Shares, the NYSE Semiconductor Index
Share underlying index publisher:	With respect to the SOXX Shares, ICE Data Indices, LLC, or any successor thereof.
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

July 2024 Page 25

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, including the fact that the securities are linked to indices in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for auto-callable securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

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Principal at Risk Securities

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 6 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the SOXX Shares, in stocks constituting the NDXT Index, the SPX Index or the NYSE Semiconductor Index and in futures and/or options contracts on the SOXX Shares, the NDXT Index, the SPX Index, the NYSE Semiconductor Index or their component stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of an underlying and, therefore, could increase (i) the value at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings) and (ii) the downside threshold level for such underlying, which is the value at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the final determination date, by purchasing and selling the SOXX Shares, the stocks constituting the NDXT Index, the SPX Index or NYSE Semiconductor Index, futures or options contracts on the SOXX Shares, the NDXT Index, the SPX Index, the NYSE Semiconductor Index or their component stocks listed on major securities markets or by taking positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $992.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each security from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the securities.

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Principal at Risk Securities

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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Principal at Risk Securities

Annex A — Nasdaq-100® Technology Sector IndexSM

The Nasdaq-100® Technology Sector IndexSM was developed by Nasdaq and is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”). The underlying index is designed to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark which also meet other eligibility criteria determined by Nasdaq. The underlying index is reported by Bloomberg under the ticker symbol “NDXT.” All information contained in this document regarding the Nasdaq-100® Technology Sector IndexSM has been derived from publicly available information, without independent verification.

The Nasdaq-100® Technology Sector IndexSM is calculated under an equal-weighted methodology. On February 22, 2006, the Nasdaq-100® Technology Sector IndexSM began with a base of 1,000.00. To be eligible for inclusion in the Nasdaq-100® Technology Sector IndexSM, a security and its issuer must meet the following criteria:

●the security must be included in the Nasdaq-100 Index®

●the issuer of the security’s primary U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;

●the issuer of the security must be classified as Technology according to the Industry Classification Benchmark (“ICB”);

●if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a registered options market in the United States or be eligible for listed-options trading on a registered options market in the United States;

●the issuer of the security generally may not currently be in bankruptcy proceedings;

●each security must have a minimum average daily trading volume of 200,000 shares (measured over the three calendar months ending with the month that includes the reconstitution reference date);

●the issuer of the security generally may not have entered into a definitive agreement or other arrangement that would make it ineligible for index inclusion and where the transaction is imminent as determined by the Nasdaq Index Management Committee; and

●the security must have traded for at least three full calendar months, not including the month of initial listing, on an eligible exchange, which includes Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American, or CBOE BZX. Eligibility is determined as of the constituent selection reference date and includes that month. A security that was added as a result of a spin-off will be exempt from the seasoning requirement.

Index Calculation.

The Nasdaq-100® Technology Sector IndexSM is calculated without regard to ordinary dividends however it does reflect special dividends. The formula is as follows:

PRt =	Index Market Valuet
PR Index Divisort

where:

and:

“Index Security” shall mean a security that has been selected for membership in the Nasdaq-100® Technology Sector IndexSM, having met all applicable eligibility requirements.

n = Number of Index Securities in the Nasdaq-100® Technology Sector IndexSM.

qi = Number of shares of Index Security i applied in the Nasdaq-100® Technology Sector IndexSM. The number of shares can be based on any number of items which would be identified in each specific Index Methodology including total shares outstanding

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Principal at Risk Securities

(TSO), application of free float, dividend yield, modification due to foreign ownership restrictions, modification due to capping etc. This can also be referred to as Index Shares.

pi = Price in quote currency of Index Security i. Depending on the time of the calculation, the price can be either of the following:

(1)The Start of Day (SOD) price which is the previous index calculation day’s (t-1) closing price for Index Security i adjusted for corporate action(s) occurring prior to market open on date t, if any, for the SOD calculation only;

(2)The intraday price which reflects the current trading price received from the Index Exchange during the index calculation day;

(3)The End of Day (EOD) price refers to the Last Sale Price; or

(4)The Volume Weighted Average Price (VWAP)

t = current index calculation day

t – 1 = previous index calculation day

Index Calendar.

The securities composing the Nasdaq-100® Technology Sector IndexSM are selected once annually each December. Securities currently within the Nasdaq-100® Technology Sector IndexSM must meet the eligibility criteria using market data through the end of October that year and total shares outstanding as of the end of November that year. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December.

The index is rebalanced on a quarterly basis in March, June, September and December. The index rebalance uses the Last Sale Price (“LSP”) of all Index securities as of the third Friday (February, May, August, and November, respectively). Index rebalance changes are announced in early March, June, September and December, and changes become effective after the close of trading on the third Friday in March, June, September and December.

Index Maintenance.

Deletion Policy. If at any time other than an index reconstitution, a component of the Nasdaq-100® Technology Sector IndexSM is removed from the Nasdaq-100 Index® for any reason, it is also removed from the Nasdaq-100® Technology Sector IndexSM at the same time.

This may include:

●listing on an ineligible index exchange;

●a security is not classified under the Technology Subsector according to the ICB;

●merger, acquisition, or other major corporate event that would otherwise adversely impact the integrity of the Index;

●if a company is organized as a REIT;

●if the issuer has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® for two consecutive month-ends; or

●if a security that was added to the Nasdaq-100 Index® as the result of a spin-off event has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® at the end of its second day of regular way trading as a Nasdaq-100 Index® member.

In the case of mergers and acquisitions, the effective date for the removal of an Index issuer or security will be largely event-based, with the goal to remove the issuer or security as soon as completion of the acquisition or merger has been deemed highly probable. Notable events include, but are not limited to, completion of various regulatory reviews, the conclusion of material lawsuits and/or shareholder and board approvals.

Securities that are added as a result of a spin-off may be deleted as soon as practicable after being added to the index. This may occur when Nasdaq determines that a security is ineligible for inclusion because of reasons such as ineligible exchange, security type, or industry. Securities that are added as a result of a spin-off may be maintained in the index until a later date and then removed, for example if a spin-off security has liquidity or market capitalization characteristics that diverge materially from the security eligibility criteria and could affect the integrity of the index.

Replacement Policy. When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index®, it is also removed from the Nasdaq-100® Technology Sector IndexSM. As such, if the replacement

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Principal at Risk Securities

company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, it is added to the Nasdaq-100® Technology Sector IndexSM and will assume the weight of the removed company on the Index effective date.

When a component of the Nasdaq-100 Index® that is not classified as Technology according to ICB is removed and the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, the replacement company is considered for addition to the Nasdaq-100® Technology Sector IndexSM at the next quarterly Rebalance.

When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index® and the replacement company being added to the Nasdaq-100 Index® is not classified as Technology according to ICB, the company is removed from the Nasdaq-100® Technology Sector IndexSM and the divisor of the Nasdaq-100® Technology Sector IndexSM is adjusted to ensure Index continuity.

Additions Policy. If a security is added to the Nasdaq-100 Index® for any reason, it may be added to the Nasdaq-100® Technology Sector IndexSM at the same time.

Corporate Actions. In the periods between scheduled index reconstitution and rebalancing events, individual Index securities may be the subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq-100® Technology Sector IndexSM.

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The securities are not sponsored, endorsed, sold or promoted by Nasdaq (including its affiliates) (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Nasdaq-100 Index® is determined, composed and calculated by Nasdaq without regard to us or the securities. Nasdaq has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM, NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM, NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq.

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